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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                F O R M  8 - K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                           -------------------------

     Date of Report (Date of earliest event reported):  September 18, 1996

                       EQUITY CORPORATION INTERNATIONAL
            (Exact name of registrant as specified in its charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)


                                     0-24728
                             (Commission file number)

                                   75-2521142
                    (I.R.S. employer identification number)

                       415 SOUTH FIRST STREET, SUITE 210
                                  LUFKIN, TEXAS
                    (Address of principal executive offices)

                                     75901
                                  (Zip Code)

                                 (409) 634-1033
              (Registrant's telephone number, including area code)

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

Item 2.  Acquisition or Disposition of Assets.

On September 16, 1996, Equity Corporation International ("The Company") acquired substantially all the operating assets of Carmony-Ewing Funeral Homes, Inc., the common stock of Carmony Funeral Homes, Inc. from David Carmony, and certain real property of R.L. Ewing (collectively referred to as "Carmony-Ewing"). On September 5, 1996, the Company acquired substantially all the operating assets of Jones & Rich, Inc. ("Jones-Rich"). Effective June 30, 1996, the Company acquired substantially all the operating assets of the Whitehurst Funeral Home ("Whitehurst"). On May 2, 1996, the Company acquired substantially all the funeral home operating assets of Robert E. and Marjorie
B. Lee as well as substantially all the operating assets of Ferguson-Lee, Inc. (collectively referred to as "Ferguson-Lee"). Additionally, on March 18, 1996, the Company acquired substantially all the operating assets of Weathersbee Funeral Home and certain real property of S.M. Weathersbee and J.D. Weathersbee ("Weathersbee"). Carmony-Ewing, Jones-Rich, Ferguson-Lee and Weathersbee are collectively referred to as the "Acquired Businesses." Total consideration for these acquisitions consisted of approximately $10,563,000 in cash, $3,022,000 in notes and $336,000 in other liabilities. Approximately $250,000 of the cash portion of the purchase consideration was made available through a draw on the Company's existing credit facility and the remainder was available from working capital primarily provided from proceeds of the Company's equity offering which was consummated in May 1996.

The consideration was determined through negotiations between the Company and representatives of the Acquired Businesses. In connection with these acquisitions, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Businesses. The acquisitions will be accounted for under the purchase method of accounting for financial reporting purposes.

The Acquired Businesses are funeral homes providing deathcare services, including all services related to funerals, providing funeral facilities and vehicles, and selling related merchandise. Carmony-Ewing and Ferguson-Lee provide these services in Indiana, Jones-Rich in Maine, Whitehurst in northern Florida and Weathersbee in central Texas.

The Company is not aware of any pre-existing material relationships between
(i) any Acquired Businesses or their shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other hand.

The Company also completed the acquisition of several other businesses (the "Other Businesses") between January 1, 1996 and September 18, 1996. None of the Acquired Businesses or Other Businesses are individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Businesses and the Other Businesses may require the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X to the extent such businesses would collectively constitute a "significant subsidiary" under such Rules.



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

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of the business acquired.

The Company believes that it is impractical to provide financial statements of the Acquired Businesses on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

(b)  Pro forma financial information.

The Company believes that it is impractical on the date of this filing to provide pro forma financial information reflecting the Company's acquisitions, and the Company will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

(c)  Exhibits.  None




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

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 24, 1996

EQUITY CORPORATION INTERNATIONAL

By:  /s/ W. Cardon Gerner
     ------------------------
     Senior Vice President
     Chief Financial Officer
    (Principal Financial Officer and Duly Authorized Officer)




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